Exhibit 99.1

JOINT FILER INFORMATION

Each of the following joint filers has designated LB Interstate GP LLC as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

(1)  LB Interstate LP LLC
     c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(2)  Lehman Brothers Holdings, Inc.
     745 Seventh Avenue, New York, NY  10019

(3)  Lehman ALI Inc.
     c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(4)  Property Asset Management Inc.
     c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(5)  PAMI LLC
     c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019


Issuer & Ticker Symbol             Interstate Hotels & Resorts, Inc. (IHR)
Date of Event                      07/17/2006